Exhibit 10.10

AIRTRAN CORPORATION

STOCK PURCHASE AGREEMENT

Dated as of

October 18, 1993

TABLE OF CONTENTS

1. Sale and Purchase of Securities
2. Closing
3. Restriction on Transfer of the Securities
4. Registration of the Stock
4.1 Required Registration
4.2 Incidental Registration
4.3 Registration Procedures
4.4 Expenses
4.5 Indemnification
5. Representations and Warranties by Company
5.1 Organization, Standing, etc.
5.2 Financial Statements
5.3 Tax Returns and Audits
5.4 Changes, Dividends, etc.
5.5 Title to Properties and Encumbrances
5.6 Litigation; Governmental Proceedings
5.7 Compliance with Applicable Laws and Other Instruments
5.8 Securities Laws
5.9 Air Carrier Certification
5.10 Capital Stock
5.11 Airline Services Agreement
5.12 Corporate Acts and Proceedings
5.13 No Brokers or Finders
5.14 Licenses
5.15 Registration Rights
5.16 Retirement Plans
6. Representations and Warranties of Purchasers
6.1 Investment Intent
6.2 Location of Principal Office and Qualification as Accredited Investor
6.3 Acts and Proceedings
6.4 No Brokers or Finders

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6.5 Purchaser Certification
7. Conditions of Each Purchaser’s Obligation
7.1 Compliance with Agreement
7.2 Opinion of Company’s Counsel
7.3 Proceedings and Documents
7.4 Purchaser Conditions Precedent
8. Consents; Waivers and Amendments
9. Changes, Waivers, etc
10. Payment of Fees and Expenses of Purchasers
11. Understanding Among Purchasers
12. Sale of Purchased Stock by Purchasers
13. Notices
14. Survival of Representations and Warranties, etc
15. Parties in Interest
16. Headings
17. Choice of Law
18. Counterparts
19. Additional Company Conditions Precedent
19.1 Valuation Opinion
19.2 Regulatory and Contractual Matters
19.3 Final Agreement

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AIRTRAN CORPORATION

STOCK PURCHASE AGREEMENT

Dated as of

October 18, 1993

To Each of the Persons Named in
  Schedule A to this Agreement
  (the “Purchasers”)

Gentlemen:

In consideration of the agreement of the Purchasers to purchase the Common Stock, $.01 par value, of AirTran Corporation, a Minnesota corporation (the “Company”), as provided for herein, the Company hereby agrees with each of the Purchasers as follows:

1.                                       Sale and Purchase of Securities.  Subject to the terms and conditions hereof, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the number of shares of the Company’s Common Stock set forth opposite such Purchaser’s name in Schedule A hereto (the “Stock”), at the purchase price set forth opposite such Purchaser’s name in Schedule A hereto.

2.                                       Closing.  The closing of the sale to, and purchase by, the Purchasers of the Stock (the “Closing”) shall occur at the offices of Briggs and Morgan, Professional Association, 2400 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota, at the hour of 10 A.M., Minneapolis time, on October 19, 1993 or on such other day or at such other time or place as the Purchasers and the Company shall agree upon (the “Closing Date”).

At the Closing, the Company will deliver to the Purchasers certificates representing the Stock being purchased by the Purchasers, registered in their respective names as stated in Schedule A hereto, against delivery to the Company of their certified or bank cashier checks in the amounts set forth after their respective names in Schedule A hereto, in payment of the total purchase price of the Stock being purchased by the Purchasers.

3.                                       Restriction on Transfer of the Securities.  The Stock delivered at the Closing will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be transferable by the Purchasers only pursuant to (a) a public offering registered under the Securities Act, or (b) Rule 144 (or any similar rule then in effect) adopted under the Securities Act, if such rule is available, or (c) another legally available exemption from registration.  The certificate or certificates representing the Stock shall be endorsed with substantially the following legend:

“The securities evidenced hereby may not be transferred without (i) an opinion of counsel satisfactory to AirTran Corporation that such transfer may be lawfully made without registration under the Securities Act of 1933 and all applicable state securities laws or (ii) such registration.”

4.                                       Registration of the Stock.

4.1                                 Required Registration.  Anytime after March 31, 1995, if the Company shall receive a written request therefor from any record holder or holders of an aggregate of at least a majority of the shares of the Stock not theretofore registered under the Securities Act and sold, the Company shall prepare and file one registration statement under the Securities Act covering the Stock which are the subject of such request and shall use its best efforts to cause such registration statement to become effective.  In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Stock not theretofore registered under the Securities Act and sold that such registration is to be effected.  The Company shall include in such registration statement such shares of the Stock for which it has received written requests to register by such other record holders within 30 days after the delivery of the Company’s written notice to such other record holders.  The Company shall be obligated to prepare, file and cause to become effective only one registration statement pursuant to this Paragraph 4.1, and to pay the expenses associated with such registration statement.  In the event that the holders of a majority of the Stock for which registration has been requested pursuant to this Paragraph 4.1 determine for any reason not to proceed with a registration at any time before a registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the shares of the Stock covered thereby, and the holders of such Stock agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Stock, the holders of such shares of the Stock shall not be deemed to have exercised their right to require the Company to register Stock pursuant to this Paragraph 4.1.

If, during the period any written request for registration is pending by the Company pursuant this Paragraph 4.1, the Company has determined to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders, such written request shall be deemed to have been given pursuant to Paragraph 4.2 hereof rather than this Paragraph 4.1, and the rights of the holders of Stock covered by such written request shall be governed by Paragraph 4.2.

4.2                                 Incidental Registration.  Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its Common Stock by it or any of its security holders (other than a registration statement on a form that does not permit the inclusion of shares by its security holders), the Company will give written notice of its determination to all record holders of the Stock not theretofore registered under the Securities Act and sold.  Upon the written request of a record holder or holders representing 10% or more of the shares of the Stock given within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such shares of the Stock, the record holders of which have so requested registration thereof, to be included in such registration statement, all to the extent necessary to permit the sale or other disposition by the prospective seller or sellers of the Stock to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it; provided further, however, that if the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company’s decision not to proceed is primarily based upon the anticipated public offering price of the Stock to be sold by the Company, the Company shall promptly complete the registration for the benefit of those selling security holders who wish to proceed with a public offering of their Stock and who bear all expenses in excess of $25,000 incurred by the Company in connection with such registration after the Company has decided not to proceed.  If any registration pursuant to this Paragraph 4.2 shall be underwritten in whole or in part, the Company may require that the Stock requested for inclusion pursuant to this Paragraph 4.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.  In the event that the Stock requested for inclusion pursuant to this Paragraph 4.2 would constitute more than 25% of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Stock originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration.  Those shares of Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

4.3                                 Registration Procedures.  If and whenever the Company is required by the provisions of Section 4.1 or 4.2 hereof to effect the registration of shares of the Stock under the Securities Act, the Company will:

a.                                       prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

b.                                      prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

c.                                       furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

d.                                      use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

e.                                       notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

f.                                         notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

g.                                      prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Stock by such holder;

h.                                      prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

i.                                          advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

4.4                                 Expenses.  With respect to each registration requested pursuant to Section 4.1 hereof (except as otherwise provided in such Section with respect to registrations voluntarily terminated at the request of the requesting security holders) and with respect to each inclusion of shares of Stock in a registration statement pursuant to Section 4.2 hereof (except as otherwise provided in Section 4.2 with respect to registrations initiated by the Company but with respect to which the Company has determined not to proceed), the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), all internal Company expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance (if any) against liability arising out of such public offering.  Fees and disbursements of counsel and accountants for the selling security holders, underwriting discounts and commissions and transfer taxes relating to the shares included in the offering by the selling security holders, and any other expenses incurred by the selling security holders not expressly included above, shall be borne by the selling security holders.

4.5                                 Indemnification.  In the event that any Stock is included in a registration statement under Section 4.1 or 4.2 hereof:

a.                                       The Company will indemnify and hold harmless each holder of shares of Stock which are included in a registration statement pursuant to the provisions of this Section 4, its directors and officers, and each person, if any, who controls such holder within the meaning of the Securities Act, from and against, and will reimburse such holder and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, or such controlling person, in writing specifically for use in the preparation thereof.

b.                                      Each holder of shares of Stock which are included in a registration pursuant to the provisions of this Section 4 will indemnity and hold harmless the Company, its directors and officers, any controlling person from and against, and will reimburse the Company, its directors and officers, any controlling person with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof.

c.                                       Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 4.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder.  In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

5.                                       Representations and Warranties by Company.  The Company represents and warrants to the Purchasers that:

5.1                                 Organization, Standing, etc.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted.  The Company has the requisite corporate power and authority to issue the Stock, and to otherwise perform its obligations under this Agreement.  The copies of the Articles of Incorporation and Bylaws of the Company delivered to the Purchasers or their agents prior to the execution of this Agreement are true and complete copies of the duly and legally adopted Articles of Incorporation and Bylaws of the Company in effect as of the date of this Agreement.  The Company has one subsidiary, Mesaba Aviation, Inc., a Minnesota corporation (“Mesaba”), which is wholly owned by the Company.

5.2                                 Financial Statements.  Attached hereto as Exhibit 1 is an unaudited consolidated balance sheet at September 30, 1993, together with the related consolidated statements of operations, stockholders’ equity and cash flow for the three months then ended, prepared by the Company.  The Company has furnished to the Purchasers a copy of its Form 10-K Annual Report for the fiscal year ended March 31, 1993 and the Company’s Form 10-Q Quarterly Report for the three months ended June 30, 1993, both as filed with the Securities and Exchange Commission (collectively the “Periodic Reports”).  The financial statements contained in Exhibit 1 and in those Periodic Reports (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the balance sheet dates and the results of its operations for the periods therein specified, and (iii) have, in all material respects, been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods.

5.3                                 Tax Returns and Audits.  All required federal, state and local tax returns or appropriate extension requests of the Company have been filed, and, to the knowledge of the Company, all federal, state and local taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made.  The Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge.  The Company has not received notice of any tax deficiency proposed or assessed against it, and has not executed any waiver of any statute of limitations on the assessment or collection of any tax.  To the knowledge of the Company, the Company does not have any tax liabilities except those reflected in its Periodic Reports hereto and those incurred in the ordinary course of business since June 30, 1993.

5.4                                 Changes, Dividends, etc.  Except for the transactions contemplated by this Agreement, since September 30, 1993 the Company has not: (a) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business, which (individually or in the aggregate) will not materially and adversely affect the business, properties or prospects of the Company; (b) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business; (c) except for a quarterly dividend to shareholders, which is in the normal course of business, declared or made any payment or distribution to its stockholders as such, or purchased or redeemed any of its shares of capital stock or other securities, or obligated itself to do so; (d) canceled or compromised any debt or claim, or waived or released any right of material value; (e) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company; (f) entered into any transaction other than in the ordinary course of business; (g) issued or sold any shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto other than as contemplated by this Agreement; or (h) made any acquisition or disposition of any material assets or become involved in any other material transaction, other than for fair value in the ordinary course of business.

5.5                                 Title to Properties and Encumbrances.  The Company has good and marketable title to all its owned properties and assets, including without limitation the properties and assets used in the conduct of its business, except for property disposed of in the ordinary course of business since September 30, 1993, which properties and assets are not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction, except (a) those incurred in the ordinary course of business and (b) those which are shown and described in the Periodic Reports, or in Exhibit 1 hereto, or the notes thereto. The plant, offices and equipment owned and leased by the Company have been kept in good condition and repair in the ordinary course of business, ordinary wear and tear excepted.

5.6                                 Litigation; Governmental Proceedings.  There are no material legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or Mesaba, its properties, assets or business, and the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding.  Neither Mesaba nor the Company is known by the Company to be in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality.

5.7                                 Compliance with Applicable Laws and Other Instruments.  To the knowledge of the Company, the business and operations of the Company and Mesaba have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities.  Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will, to the knowledge of the Company, conflict with, or, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Articles of Incorporation or Bylaws of the Company.

5.8                                 Securities Laws.  Based in part upon the representations and warranties contained in Section 6 hereof, and except as required by the Air Carrier Fitness Rules adopted by the Department of Transportation, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Stock. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Stock will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act.

5.9                                 Air Carrier Certification.  Mesaba holds an Air Carrier Operating Certificate issued by the Federal Aviation Administration, a Certificate of Public Convenience and Necessity issued by the U.S. Department of Transportation and all other operating and airworthiness certificates necessary for its operation.

5.10                           Capital Stock.  The authorized capital stock of the Company consists of 15,000,000 shares, of which 7,052,679 common shares are issued and outstanding. All of the outstanding shares of capital stock of the Company were duly authorized and validly issued and are fully paid and nonassessable.  There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, except as otherwise disclosed in the Periodic Reports, in the Balance Sheet dated September 30, 1993, or as contemplated by this Agreement, under which the Company is or may be obligated to issue capital stock or other securities of any kind representing an ownership interest or contingent ownership interest in the Company.  Except with respect to the Warrants held by Northwest Aircraft Inc., copies of which are attached hereto as Exhibit 2, neither the offer nor the issuance or sale of the Stock, constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions.  No holder of any security of the Company is entitled to any preemptive or similar rights to purchase securities from the Company except as otherwise contemplated by this Agreement.

5.11                           Airline Services Agreement.  A copy of the Airline Services Agreement, dated September 15, 1988, and all amendments thereto, between Mesaba and Northwest Airlines, Inc., and all material correspondence (not including billings, scheduling and other routine correspondence pertaining to operations) between Mesaba and Northwest Airlines, Inc. covering the period of March 31, 1993 through September 30, 1993 in which the subject of the Airline Services Agreement is mentioned, have previously been made available to the Purchasers for their examination.  Mesaba has in all material respects substantially performed all obligations required to be performed by it under the Airline Services Agreement and is not in default in any material respect thereunder.

5.12                           Corporate Acts and Proceedings.  This Agreement has been duly authorized by all necessary corporate action on behalf of the Company, and has been duly executed and delivered by authorized officers of the Company.  All corporate action necessary to the authorization, creation, issuance and delivery of the Stock, has been taken on the part of the Company, or will be taken by the Company on or prior to the Closing Date.  This Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

5.13                           No Brokers or Finders.  Except with respect to any “fairness opinion” engagement, for which the Company is responsible to pay all fees and expenses, no person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against or upon the Company or any Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.  The Company will defend and indemnify and hold each Purchaser harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement.

5.14                           Licenses.  To the knowledge of the Company, Mesaba possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which (a) are necessary for it to engage in the business currently conducted by it, and (b) if not possessed by Mesaba would have an adverse impact on Mesaba’s business.

5.15                           Registration Rights.  Other than under this Agreement and under the Northwest Warrants, the Company has not agreed to register any of its authorized or outstanding securities under the Securities Act.

5.16                           Retirement Plans.  The Company does not have any retirement plan in which any employees of the Company participate that is subject to any provisions of the Employee Retirement Income Security Act of 1974 and of the regulations adopted pursuant thereto (“ERISA”), other than the Mesaba Aviation, Inc. 401(K) Retirement Savings Plan.

6.                                       Representations and Warranties of Purchasers.  Each of the Purchasers severally represents and warrants for itself that:

6.1                                 Investment Intent.  The Stock being acquired by such Purchaser hereunder is being purchased for such Purchaser’s own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.  Such Purchaser understands that the Stock has not been registered under the Securities Act or any applicable state laws by reason of its issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws, and that the reliance of the Company and others upon this exemption is predicated in part upon this representation and warranty.  Such Purchaser further understands that the Stock may not be transferred or resold without (a) registration under the Securities Act and any applicable state securities laws, or (b) an exception from the requirements of the Securities Act and applicable state securities laws.

Such Purchaser understands that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission and that in any event such Purchaser may not sell any securities pursuant to Rule 144 prior to the expiration of a two-year period after such Purchaser has acquired the securities.  Such Purchaser understands that any sales pursuant to Rule 144 may only be made in full compliance with the provisions of Rule 144.

6.2                                 Location of Principal Office and Qualification as Accredited Investor.  The state in which such Purchaser’s principal office (or domicile, if such Purchaser is an individual) is located is set forth in such Purchaser’s address in Schedule A hereto.  Unless otherwise indicated on such Purchaser’s Certification attached as Exhibit 3 to this Agreement, such Purchaser qualifies as an accredited investor within the meaning of Rule 501 under the Securities Act for the reasons specified on such Certification.  Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the investment to be made hereunder by such Purchaser.  Such Purchaser has and has had access to all of the Company’s material books and records and access to the Company’s executive officers has been provided to such Purchaser or to such Purchaser’s qualified agents.

6.3                                 Acts and Proceedings.  This Agreement has been duly authorized by all necessary action on the part of such Purchaser, has been duly executed and delivered by such Purchaser, and is a valid and binding agreement upon the part of such Purchaser.

6.4                                 No Brokers or Finders.  No person, firm or corporation has or will have, as a result of any act or omission by such Purchaser, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. Such Purchaser will defend and indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of such Purchaser in connection with the transactions contemplated by this Agreement.

6.5                                 Purchaser Certification.  Purchasers have furnished the information contained in Exhibit 5 with the understanding that the Company may use the same in filings with governmental authorities, including but not limited to, the Department of Transportation.

7.                                       Conditions of Each Purchaser’s Obligation.  The obligation to purchase and pay for the Stock which each Purchaser has agreed to purchase on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the following conditions.  In the event that any such condition is not satisfied to the satisfaction of each Purchaser, then no Purchaser shall be obligated to proceed with the purchase of such Stock.

7.1                                 Compliance with Agreement.  The Company shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

7.2                                 Opinion of Company’s Counsel.  The Company shall have delivered to each of the Purchasers an opinion or opinions of Briggs and Morgan, Professional Association, counsel for the Company, dated the Closing Date, to the effect that:

a.                                       The Company is a duly and validly organized and existing corporation in good standing under the laws of the State of Minnesota and has the corporate power and authority to enter into this Agreement, to issue and sell the Stock as contemplated by this Agreement, and to carry out the provisions of this Agreement.

b.                                      This Agreement has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

c.                                       The Stock has been duly authorized and when issued and paid for in accordance with the terms of this Agreement, will be duly issued, fully paid and nonassessable.

d.                                      Assuming the accuracy of the representations of the Purchasers set forth in Section 6 hereof, the offer, sale, issuance and delivery of the Stock to the Purchasers under the circumstances contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act.

7.3                                 Proceedings and Documents.  All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to the Purchasers and their special counsel.

7.4                                 Purchaser Conditions Precedent.  The obligation of Purchasers to acquire the Stock shall be contingent upon Carl R. Pohlad’s approval of the final form of this Agreement.

8.                                       Consents; Waivers and Amendments.  Except as otherwise specifically provided herein, in each case in which approval of the Purchasers is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written consent of Purchasers owning at least a majority of the purchased Stock then owned by the Purchasers.  With the written consent of Purchasers owning at least a majority of the purchased Stock then owned by the Purchasers, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and with the same approval the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations of the holders of the purchased Stock and of the Company.  Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given to the record holders of the purchased Stock who have not previously consented thereto in writing.

9.                                       Changes, Waivers, etc.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 8 hereof.

10.                                 Payment of Fees and Expenses of Purchasers.  The Purchasers shall be responsible for and pay all of their expenses in connection with the transactions contemplated by this Agreement.

11.                                 Understanding Among Purchasers.  The determination by each of the Purchasers to purchase Stock pursuant to this Agreement has been made by such Purchaser independent of the other Purchasers, and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by the other Purchasers or by any agent or employee of the other Purchasers.  In addition, it is acknowledged by each of the Purchasers that the other Purchasers have not acted as such Purchaser’s agent in connection with making its investment hereunder and that the other Purchasers will not be acting as such Purchaser’s agent in connection with monitoring such Purchaser’s investment hereunder.

12.                                 Sale of Purchased Stock by Purchasers.  Beginning December 1, 1993, each of the Purchasers shall, at least ten business days prior to any sale or other transfer for value of Stock owned by it, discuss with the Company the possibility of the Company purchasing such Stock.  This provision shall not, however, be interpreted to require such Purchasers to accept any offer by the Company to purchase such Stock, or to refrain for any period beyond such ten business days from selling or transferring such Stock to a third party.

13.                                 Notices.  All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail,

a.                                       if to any holder of any Stock, addressed to such holder at its address as shown on the books of the Company, or at such other address as such holder may specify by written notice to the Company, or

b.                                      if to the Company, addressed to the Company, 7501 26th Avenue South, Minneapolis, Minnesota 55450, attention President, or to such other address as the Company may specify by written notice to the Purchasers, and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received.

14.                                 Survival of Representations and Warranties, etc.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by the Purchasers or on their behalf, and the sale and purchase of the Stock and payment therefor, but shall terminate on the fifth anniversary of the date of this Agreement.  All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or contemplation of the transactions herein contemplated (other than legal opinions) shall constitute representations and warranties by the Company hereunder.

15.                                 Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the Stock.

16.                                 Headings.  The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

17.                                 Choice of Law.  It is the intention of the parties that the laws of Minnesota shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

18.                                 Counterparts.  This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.                                 Additional Company Conditions Precedent.  The Company’s obligation to issue and sell the Stock shall be contingent upon:

19.1                           Valuation Opinion.  Receipt by the Company, prior to closing, of an opinion of an investment banking firm selected by the Company, obtained at the Company’s expense, to the effect that the purchase price of the Stock, i.e., $7.25 per share, is equivalent to at least the fair market value thereof, considering the private placement nature of the transaction, the number of shares purchased, the market price of the Company Common Stock as of September 28, 1993, the current valuation of other regional airlines’ equity securities, and other matters deemed relevant by them.

19.2                           Regulatory and Contractual Matters.  Receipt by the Company of an opinion or opinions of counsel to the effect that the sale of the Stock to the Purchasers is not “a prohibited act” as that term is used in 49 U.S.C. § 1378, that any necessary approval or consent of the Department of Transportation and other state and federal regulatory bodies, or any other party, has been obtained, and that the sale of the Stock does not cause the Company to be in default of any material agreement to which it is a party.

19.3                           Final Agreement.  Approval by the Company’s board of directors of this Agreement, including the Company’s approval of the identity of each Purchaser, or any person who has an interest, directly or indirectly, in a Purchaser.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding contract among you and the undersigned.

Very truly yours,

AIRTRAN CORPORATION

	By	/s/ Robert D. Swenson
Robert D. Swenson
Its President and Chief Executive Officer

The foregoing Agreement is
hereby accepted as of the
date first above written.
/s/ Carl R. Pohlad
Carl R. Pohlad